LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,
Richard P. Anderson, the undersigned, of 1833 S. Holland-Sylvania Rd. (address), City of Maumee, County of Lucas, State of Ohio, hereby make, constitute and appoint Gary L. Smith, or in the alternative,Mary J. Schroeder, each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith and Mary J. Schroeder full power to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2004 and 2005.

	   The rights, powers, and authority of
each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 6, 2006.


	IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney as of this ___11th__ day of _December___, __2003_____.


									   __Richard P.
Anderson______
						Name



STATE OF Ohio
)
		)ss
COUNTY OF Lucas	)

	On this __11th_____ day of
_December_____, ____2003______, before me a notary public in and for said state, personally appeared _Richard P. Anderson_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.



									   __Joanne Kapnick________
						Notary Public




									   _08-05-07______________
						My Commission
Expires